EXHIBIT B

                       Central and South West Corporation

Name                                       Position

E. R. Brooks                               Chairman and CEO

Larry B. Connors                           Controller

Glenn Files                                Senior Vice President, Electric
                                           Operations of CSW; Board of Director
                                           of Central and South West Services,
                                           Inc., CSW Communications, Inc.; CSW
                                           Credit, Inc., CSW Energy, Inc., CSW
                                           International, Inc., CSW Leasing,
                                           Inc., Enershop, inc., Central Power
                                           & Light Co., Public Service Co. of
                                           Oklahoma, Southwestern Electric Power
                                           Co., and West Texas Utilities
                                           Company.

T. M. Hagan                                Senior Vice President, External
                                           Affairs - Supervise the
                                           responsibility for liaison with
                                           legislative and regulatory officials
                                           at state and national levels
                                           regarding any and all matters before
                                           the Congress, State Legislatures,
                                           and regulatory agencies affecting
                                           the company and/or its subsidiary
                                           companies.

Wendy Hargus                               Treasurer.

Stephen J. McDonnell                       Vice President of AEP Merger.

Ferd. C. Meyer, Jr.                        Executive Vice President and General
                                           Counsel.

Glenn D. Rosilier                          Executive VP & CFO of CSW; President
                                           and Director of CSW Credit, Inc. and
                                           CSW Leasing, inc.; Board of Director
                                           of Central and South West Services,
                                           Inc., CSW Communications, Inc.,
                                           CSW Energy, Inc., CSW International,
                                           Inc. and Enershop, Inc.

T. V. Shockley, III                        President & COO of CSW; Director of
                                           Central and South West  Services,
                                           Inc., CSW  Communications,  Inc.,
                                           CSW Credit, Inc., CSW Energy, Inc.,
                                           CSW International, Inc.,CSW Leasing,
                                           Inc. and Enershop, Inc.;  Vice
                                           Chairman  of the  Board  of
                                           CSW  International  Two,  Inc.  and
                                           CSW  International Three, Inc.